Exhibit 99.1
October 13, 2011 F I N A N C I A L R E S U L T S 3Q11

3Q11 Financial highlights

- 3Q11 net income of $4.3B; EPS of $1.02; revenue of $24.4B[1]
- 3Q11 results include the following significant items (*)

$ in billions, excluding EPS	Pretax	Net Income[2]	EPS[2]
Investment Bank - benefit from debit valuation adjustment ("DVA") gains	$1.9	$1.2	$0.29
Corporate - Private Equity loss	(0.5)	(0.3)	(0.09)
Corporate - additional litigation expense predominantly for mortgage-related matters	(1.0)	(0.6)	(0.15)

- Fortress balance sheet maintained
  - Basel I Tier 1 Common[3] of $120B, ratio of 9.9%
  - Estimated Basel III Tier 1 Common[3] ratio of 7.7%
  - Credit reserves at $29.0B; loan loss coverage ratio at 3.74% of total loans[4]
  - Repurchased $4.4B of common stock[5] in 3Q11

FINANCIAL RESULTS

[1] See note 1 on slide 22
[2] Assumes a tax rate of 38%, except for Corporate – Private Equity
[3] See note 3 on slide 22
[4] See note 2 on slide 22
[5] Common stock repurchases also include repurchases of warrants to purchase common stock
(*) The Firm also recognized a $691mm pretax net loss ($0.11 per share after tax), including hedges, from credit valuation adjustments ("CVA") on derivative assets, due to the widening of credit spreads for the Firm's counterparties. The Firm actively manages its exposure to CVA

1

JPMORGAN CHASE & CO.

3Q11 Financial results1 1 See note 1 on slide 22 2 Actual numbers for all periods, not over/under 3 See note 4 on slide 22 $ millions, excluding EPS 2 F I N A N C I A L R E S U L T S

Investment Bank1 Net income of $1.6B on revenue of $6.4B DVA gains of $1.9B pretax ($1.2B after-tax) ROE of 16% IB fees of $1.0B down 31% YoY on lower industry-wide volumes Continue to rank #1 in Global IB Fees YTD Fixed Income Markets revenue of $3.3B Revenue ex. DVA of $2.8B, down 34% QoQ Equity Markets revenue of $1.4B Revenue ex. DVA of $1.0B, down 9% QoQ Credit Portfolio revenue of $578mm DVA gains of $979mm Offset by CVA losses of $691mm Credit costs of $54mm primarily driven by an increase in the allowance for loan losses reflecting a more cautious credit outlook, offset by recoveries on restructured loans Expense of $3.8B up 3% YoY primarily driven by higher noncompensation expense 1 See note 1 on slide 22 2 Actual numbers for all periods, not over/under 3 Loans held-for-sale and loans at fair value were excluded when calculating the loan loss coverage ratio and net charge-off rate 4 Calculated based on average equity of $40B 5 Average Trading and Credit Portfolio VAR at 95% confidence level $ in millions 3 3 F I N A N C I A L R E S U L T S

Retail Financial Services1 1 See note 1 and note 9 on slide 22 2 Actual numbers for all periods, not over/under 3 Calculated based on average equity; average equity for 3Q11, 2Q11 and 3Q10 was $25.0B, $25.0B and $24.6B, respectively 4 Calculated based on average equity; average equity for 3Q11, 2Q11 and 3Q10 was $14.5B, $14.5B and $14.9B, respectively $ in millions Net income of $1.2B, compared with $716mm in the prior year Revenue of $7.5B, up 11% YoY and 6% QoQ Credit costs of $1.0B continue to reflect elevated losses in the mortgage and home equity portfolios Expense of $4.6B, up 9% YoY driven by investments in branch and mortgage production sales and support staff, as well as elevated default-related costs 4 F I N A N C I A L R E S U L T S

Retail Financial Services Consumer & Business Banking $ in millions Consumer & Business Banking net income of $1.0B, up 22% YoY Net revenue of $4.7B, up 6% YoY driven by higher debit card revenue, deposit-related fees and investment fee revenue Expense up 2% YoY due to sales force increases and new branch builds Credit costs of $126mm down 27% YoY Durbin Amendment full revenue run-rate negative impact of $300mm +/- in 4Q11 Full year annualized impact of $1.0B+/- Key drivers Average total deposits of $362.2B up 7% YoY and flat QoQ Checking accounts down 2% YoY and up 1% QoQ Business Banking originations up 28% YoY and down 8% QoQ Client investment assets up 4% YoY and down 6% QoQ Financial performance 1 Actual numbers for all periods, not over/under 5 F I N A N C I A L R E S U L T S

Retail Financial Services Mortgage Production and Servicing $ in millions Mortgage Production and Servicing net income of $205mm, compared with $25mm in the prior year Production-related revenue, excluding repurchases, of $1.3B down 10% YoY driven by lower volumes and flat margins Repurchase losses of $314mm, down 79% YoY Servicing-related revenue of $1.2B down 10% YoY due to a decline in third-party loans serviced MSR asset amortization of $457mm down 24% YoY Servicing expense up $292mm YoY due to higher core and default servicing costs Approximately 65% of the servicing expense is related to default costs which are expected to remain elevated Financial performance Key drivers Total originations of $36.8B Mortgage loan originations up 8% QoQ and down 10% YoY Retail originations (branch and direct to consumer) up 8% QoQ and 17% YoY 1 Actual numbers for all periods, not over/under 2 Headcount for total Mortgage Banking 6 F I N A N C I A L R E S U L T S

Retail Financial Services Real Estate Portfolios $ in millions Net loss of $67mm compared with net loss of $148mm in the prior year Total net revenue of $1.2B down 13% YoY driven by a decline in net interest income as a result of lower loan balances due to portfolio runoff Expense down 7% YoY reflecting a decrease in foreclosed asset expense due to temporary delays in foreclosure activity Credit costs of $899mm down 25% YoY due to a reduction in net charge-offs 1 Actual numbers for all periods, not over/under 2 Excludes the impact of purchased credit-impaired loans acquired as part of the WaMu transaction. An allowance for loan losses of $4.9B, $4.9B and $2.8B was recorded for these loans as of 3Q11, 2Q11 and 3Q10, respectively 3 Includes purchased credit-impaired loans acquired as part of the WaMu transaction 7 7 7 7 F I N A N C I A L R E S U L T S

Mortgage Banking Portfolios update

Key statistics[1]

	3Q11	2Q11	3Q10
EOP owned portfolio ($B)			
Home Equity	$80.3	$82.7	$91.7
Prime Mortgage, including option ARMs[2]	60.3	61.3	65.1
Subprime Mortgage and other	10.7	11.2	12.9
Net charge-offs ($mm)			
Home Equity	$581	$592	$730
Prime Mortgage, including option ARMs[3]	174	196	276
Subprime Mortgage and other	146	164	218
Total	$901	$952	$1,224
Net charge-off rate			
Home Equity	2.82%	2.83%	3.10%
Prime Mortgage, including option ARMs	1.14%	1.28%	1.67%
Subprime Mortgage and other	5.27%	5.72%	6.50%
Nonaccrual loans ($mm)			
Home Equity	$1,290	$1,308	$1,251
Prime Mortgage, including option ARMs[3]	3,597	3,947	4,797
Subprime Mortgage and other	1,936	2,063	2,657

[1] Excludes 3Q11 EOP home equity, prime mortgage, subprime mortgage and option ARMs purchased credit-impaired loans of $23.1B, $15.6B, $5.1B and $23.3B respectively, acquired as part of the WaMu transaction

[2] Ending balances include all noncredit-impaired prime mortgage balances held by Retail Financial Services, including $13.6B, $13.1B and $12.4B for 3Q11, 2Q11 and 3Q10, respectively, of loans insured by U.S. government agencies. These loans are included in Mortgage Production and Servicing

[3] Net charge-offs and nonaccrual loans exclude loans insured by U.S. government agencies

- Delinquency trends flattened in 3Q11
- Home equity, subprime mortgage and prime mortgage net charge-offs improved slightly compared to 2Q11, but remain at elevated levels
- Mortgage Banking loss guidance:
  - Expect total quarterly net charge-offs of $1.2B+/-, could be modestly better
- No changes in the allowance for loan losses during the quarter with total reserves of $9.7B for the non-credit impaired portfolio

FINANCIAL RESULTS

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JPMorgan Chase & Co.

Card Services & Auto[1]

$ in millions

	3Q11	$ O/(U) 2Q11	$ O/(U) 3Q10
Card Services & Auto			
Revenue	$4,775	$14	($310)
Credit Costs	1,264	320	(520)
Expense	2,115	127	323
Net Income	$849	($261)	($77)
ROE[2,3]	21%	28%	20%
EOP Equity ($B)[3]	$16.0	$16.0	$18.4
Card Services — Key Drivers Excl. WaMu and Commercial Card[3] ($ in billions)			
Avg Outstandings	$113.5	$111.6	$124.9
Sales volume	$84.8	$83.1	$76.8
New Accts Opened (mm)	2.0	2.0	2.7
Net Revenue Rate	11.68%	11.95%	11.33%
Net Charge-off Rate[4]	4.34%	5.28%	8.06%
30+ Day Delinquency Rate[4]	2.64%	2.73%	4.13%
Merchant Services — Key Drivers[3] ($ in billions)			
Bank card volume	$138.1	$137.3	$117.0
# of total transactions	6.1	5.9	5.2
Auto — Key Drivers[3] ($ in billions)			
Avg Outstandings - Auto	$46.5	$47.0	$47.7
Avg Outstandings - Student	$13.9	$14.1	$14.8
Auto Originations	$5.9	$5.4	$6.1

[1] See note 1 and 9 on slide 22
[2] Calculated based on average equity; 3Q11, 2Q11 and 3Q10 average equity was $16.0B, $16.0B and $18.4B, respectively
[3] Actual numbers for all periods, not over/under. Statistics include loans held for sale
[4] See note 5 on slide 22

Card Services & Auto

- Net income of $849mm compared with $926mm in the prior year
- Revenue of $4.8B down 6% YoY and flat QoQ
- Credit costs of $1.3B reflect lower net charge-offs and a reduction of $370mm to the allowance for loan losses, reflecting lower estimated losses
  - Prior year includes a reduction of $1.5B to the allowance for loan losses
  - Net charge-offs are down 50% YoY and 17% QoQ
- Expense of $2.1B up 18% YoY and 6% QoQ, primarily due to higher marketing expense and the inclusion of the Commercial Card business

Key drivers

Card Services

- Average outstandings (excluding the WaMu and Commercial Card portfolios) of $113.5B down 9% YoY and up 2% QoQ
- Sales volume (excluding the WaMu and Commercial Card portfolios) of $84.8B up 10% YoY and 2% QoQ
- Net charge-off rate (excluding the WaMu and Commercial Card portfolios) of 4.34% down from 5.28% in 2Q11 and 8.06% in 3Q10

Auto

- Average auto outstandings down 2% YoY and 1% QoQ
- Auto originations down 3% YoY and up 9% QoQ

FINANCIAL RESULTS
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JPMorgan Chase & Co.

Commercial Banking1 $ in millions 1 See note 1 on slide 22 2 Actual numbers for all periods, not over/under 3 Includes deposits and deposits swept to on-balance sheet liabilities 4 Loans held-for-sale and loans at fair value were excluded when calculating the loan loss coverage ratio and net charge-off rate 5 Calculated based on average equity of $8B Net income of $571mm up 21% YoY Revenue of $1.6B up 4% YoY EOP loan balances up 9% YoY and 5% QoQ 5th consecutive quarter of increased loan balances Middle Market loans up 18% YoY Record average liability balances of $180.3B up 31% YoY Credit costs of $67mm Net charge-offs of $17mm down 92% YoY and 58% QoQ Expense up 2% YoY; overhead ratio of 36% 10 F I N A N C I A L R E S U L T S

Treasury & Securities Services

$ in millions		$ O/(U)	
	3Q11	2Q11	3Q10
Revenue	$1,908	($24)	$77
Treasury Services	969	39	32
Worldwide Securities Services	939	(63)	45
Expense	1,470	17	60
Credit Allocation Income/(Expense)[1]	9	(23)	40
Net Income	$305	($28)	$54
Key statistics[2]			
Average Liability Balances ($B)[3]	$341.1	$302.9	$242.5
Assets under Custody ($T)	$16.3	$16.9	$15.9
EOP Trade Loans ($B)	$30.1	$27.5	$17.8
Pretax Margin	24%	27%	21%
ROE[4]	17%	19%	15%
TSS Firmwide Revenue	$2,548	$2,553	$2,565
TS Firmwide Revenue	$1,609	$1,551	$1,671
TSS Firmwide Average Liab Bal ($B)[3]	$521.4	$465.6	$380.4
EOP Equity ($B)	$7.0	$7.0	$6.5

[1] IB manages traditional credit exposures related to the Global Corporate Bank (GCB) on behalf of IB and TSS. Effective January 1, 2011, IB and TSS share the economics related to the Firm's GCB clients. Included within this allocation are net revenues, provision for credit losses as well as expenses. Prior-year periods reflected a reimbursement to the IB for a portion of the total costs of managing the credit portfolio

[2] Actual numbers for all periods, not over/under

[3] Includes deposits and deposits swept to on-balance sheet liabilities

[4] Calculated based on average equity; 3Q11, 2Q11, and 3Q10 average equity was $7.0B, $7.0B, and $6.5B respectively

- Net income of $305mm up 22% YoY and down 8% QoQ
  - Pretax margin of 24%
  - QoQ decrease due to a decline in securities lending and depositary receipts revenue reflecting seasonal activity
- Revenue of $1.9B up 4% YoY and up 7% excluding the impact of the Commercial Card business
  - TS revenue of $969mm up 3% YoY
  - WSS revenue of $939mm up 5% YoY
- Liability balances up 41% YoY, driven primarily by lower rates on other alternative investments and low interest rates
- Assets under custody of $16.3T up 2% YoY
- Trade loans of $30.1B up 69% YoY
- Expense up 4% YoY driven by continued expansion into new markets and higher other noncompensation expense

FINANCIAL RESULTS

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JPMORGAN CHASE & CO.

Asset Management 1 Actual numbers for all periods, not over/under 2 Calculated based on average equity of $6.5B Net income of $385mm down 8% YoY Pretax margin of 21% Revenue of $2.3B up 7% YoY Assets under management of $1.3T flat YoY; Assets under supervision of $1.8T up 2% YoY AUM outflows from liquidity products of $10B for the quarter were partially offset by inflows to long-term products of $2B Good global investment performance 77% of mutual fund AUM ranked in the first or second quartiles over past 5 years; 73% over 3 years and 49% over 1 year Expense up 21% YoY largely resulting from non-client related litigation expense and an increase in compensation expense due to increased headcount $ in millions 12 F I N A N C I A L R E S U L T S

Corporate/Private Equity1 Net Income ($ in millions) Private Equity Private Equity negative net revenue of $546mm Private Equity portfolio of $7.4B (5.5% of stockholders' equity less goodwill) Corporate Investment portfolio results down YoY due to lower net interest income and trading, partially offset by higher security gains Noninterest expense includes $1.0B (pretax) for additional litigation expense, predominantly for mortgage-related matters Corporate quarterly net income, excluding Private Equity, expected to be zero +/- for 4Q11 due to spread compression and the Firm's positioning 1 See note 1 on slide 22 13 F I N A N C I A L R E S U L T S

Fortress balance sheet

$ in billions

	3Q11	2Q11	3Q10
Basel I Tier 1 Common Capital[1,2]	$120	$121	$111
Basel III Tier 1 Common Capital[1,2,3] (Estimate)	$119	$120	$111
Basel I Risk-Weighted Assets[1]	$1,221	$1,199	$1,170
Basel III Risk-Weighted Assets[1,2,3] (Estimate)	$1,549	$1,569	$1,637
Total Assets	$2,289	$2,247	$2,142
Basel I Tier 1 Common Ratio[1,2]	9.9%	10.1%	9.5%
Basel III Tier 1 Common Ratio[1,2,3] (Estimate)	7.7%	7.6%	6.8%

- Firmwide total credit reserves of $29.0B; loan loss coverage ratio of 3.74%[4]
- Global liquidity reserve of $404B[5]
- Repurchased $4.4B of common stock[6] in 3Q11

[1] Estimated for 3Q11
[2] See note 3 on slide 22
[3] Represents the Firm's best estimate, based on its current understanding of proposed rules
[4] See note 2 on slide 22
[5] The Global Liquidity Reserve represents cash on deposit at central banks, and the cash proceeds expected to be received in connection with secured financing of highly liquid, unencumbered securities (such as sovereigns, FDIC and government guaranteed, agency and agency MBS). In addition, the Global Liquidity Reserve includes the Firm's borrowing capacity at the Federal Reserve Bank discount window and various other central banks and from various Federal Home Loan Banks, which capacity is maintained by the Firm having pledged collateral to all such banks. These amounts represent preliminary estimates which may be revised in the Firm's 10-Q for the period ending September 30, 2011
[6] Common stock repurchases also include repurchases of warrants to purchase common stock
Note: Firmwide Level 3 assets are estimated to be 5% of total Firm assets at September 30, 2011

FINANCIAL RESULTS
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JPMORGAN CHASE & CO.

Outlook – 4Q11

Investment Bank

- Not unreasonable right now to expect markets in 4Q to be similar to 3Q

Retail Financial Services

- Consumer & Business Banking results will reflect the full negative revenue impact from the Durbin Amendment of $300mm+/- in 4Q
  - Full year annualized impact of $1.0B+/-
- Consistent with recent trends, expect continued elevated default management and foreclosure-related costs in Mortgage Banking

Card Services & Auto

- Credit Card (excl. WaMu and Commercial Card portfolios) credit losses currently 4.34%; could modestly improve in the next quarter or so
- As previously disclosed, end-of-period outstandings for the Credit Card (excl. WaMu and Commercial Card portfolios) portfolio could be $115 - $120B by the end of 2011

Asset Management

- Expect lower revenue from 3Q11 run-rate due to declines in asset values

Corporate / Private Equity

- Private Equity
  - Results will be lumpy as usual, market sensitive
- Corporate
  - Corporate quarterly net income, excluding Private Equity, expected to be zero +/- due to spread compression and the Firm's positioning

FINANCIAL RESULTS
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JPMorgan Chase & Co.

Comments on 2012

- Investment Bank – hard not to be cautious
- Asset Management – dependent on market levels
- Expect continued spread compression to impact earnings momentum
  - Consumer & Business Banking
    - Durbin Amendment will negatively impact net income by $600mm +/-
    - Spread compression, given low interest rates, will negatively impact net income by $400mm +/-
  - Commercial Banking and Treasury & Securities Services – same lower margins as long as rates stay low
  - Corporate quarterly net income, excluding Private Equity, could be $200mm+/-
    - Dependent on decisions the Firm makes on yield curve and reinvestment
- We will be as conservative as possible on reserve releases
- Intense focus in 2012 on meeting new regulatory standards at very detailed level including products, pricing, etc.
  - Global regulatory demands will increase overhead
- Other
  - Business issues: branch build strategy, etc.
  - Strong capital generation – hierarchy of capital usage after steady increase in dividends
    - Investing in organic growth
    - Meeting regulatory requirements
    - Stock buyback

FINANCIAL RESULTS

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JPMORGAN CHASE & CO.

Our Euro 5 net exposure[1] – Risk view

$ in billions

	AFS Securities[2]	Trading[3]	Portfolio hedging	Lending	Net exposure
Total Firmwide exposure	**$3.7**	**$8.7**	**($5.2)**	**$7.9**	**$15.1**

- Approximately 85% of total firmwide exposure is to Italy and Spain
- AFS securities exposure – ~90% government guaranteed
- Trading exposure – ~ 65% to sovereigns
  - Predominantly client-driven derivatives exposure of $14.2B, offset by collateral of $6.7B (95%+ held in cash)
- Portfolio hedges are primarily against sovereign exposure – ~80%
  - Counterparties are predominantly investment-grade global banks domiciled outside the Euro 5
- Lending exposure – ~75% to corporates

The Firm is still doing business in these countries

[1] Includes Greece, Portugal, Italy, Spain and Ireland
[2] Available for sale securities held in Corporate
[3] Trading includes trading securities, derivatives, net CDS and derivatives collateral
Note: Data as of 9/29/11

FINANCIAL RESULTS
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JPMorgan Chase & Co.

18 Appendix 18 F I N A N C I A L R E S U L T S

Consumer credit - delinquency trends (Excl. purchased credit-impaired loans and WaMu and Commercial Card portfolios) Credit Card delinquency trend1,2 ($ in millions) Prime Mortgage delinquency trend ($ in millions) Home Equity delinquency trend ($ in millions) Subprime Mortgage delinquency trend ($ in millions) Note: Delinquencies prior to September 2008 are heritage Chase Prime Mortgage excludes loans held-for-sale, Asset Management and U.S. Government-Insured loans 1 See note 5 on slide 22 2 "Payment holiday" in 2Q09 impacted 30+ day and 30-89 day delinquency trends in 3Q09 Date 30+ day delinquency 30-150 day delinquency 150+ day delinquencies Line 6 Line 7 Line 8 Line 9 Line 10 Line 11 Line 12 Line 13 Line 14 Line 15 Line 16 Annotations 3/1/2008 1918 1518 400 4/1/2008 1903 1486 417 5/1/2008 1996 1576 420 6/1/2008 2041 1614 428 7/1/2008 2129 1691 438 8/1/2008 2254 1816 438 9/1/2008 2381 1937 443 10/1/2008 2464 2017 447 11/1/2008 2810 2347 463 12/1/2008 3030 2546 484 1/9/2009 3182 2681 501 2/9/2009 3293 2782 511 3/9/2009 3187 2639 548 4/1/2009 3092 2517 576 5/1/2009 3118 2521 597 6/1/2009 3079 2468 612 7/1/2009 3091 2481 610 8/1/2009 3218 2610 609 9/1/2009 3365 2749 616 10/1/2009 3326 2743 583 11/1/2009 3399 2794 604 12/1/2009 3307 2699 608 1/1/2010 3205 2550 655 2/2/2010 3071 2390 680 3/1/2010 2785 2122 662 4/1/2010 2603 1977 626 5/1/2010 2578 1977 601 6/1/2010 2517 1923 594 7/1/2010 2596 1986 610 8/1/2010 2596 1983 613 9/1/2010 2786 2162 624 10/1/2010 2739 2108 631 11/1/2010 2655 1995 660 12/1/2010 2567 1901 666 1/1/2011 2434 1810 624 2/1/2011 2436 1789 647 3/1/2011 2291 1652 640 4/1/2011 2218 1579 639 5/1/2011 2189 1599 590 6/1/2011 2133 1561 571 7/1/2011 2212 1643 569 8/1/2011 2243 1681 563 9/1/2011 2253 1692 562 88.1 69.8 88.18 Date 30+ day delinquencies 30-150 day delinquencies 150+ day delinquencies Line 5 Line 6 Line 7 Line 8 Line 9 Line 10 Line 11 Line 12 Line 13 Line 14 Line 15 Line 16 Annotations 3/1/2008 1406 916 490 4/1/2008 1550 973 577 5/1/2008 1699 1017 682 6/1/2008 1870 1084 786 7/1/2008 1952 1151 802 8/1/2008 2064 1169 895 9/1/2008 2131 1169 962 10/1/2008 2207 1171 1036 11/1/2008 2594 1419 1175 12/1/2008 3127 1804 1324 1/1/2009 3431 2095 1335 2/1/2009 3829 2375 1454 3/1/2009 4144 2465 1678 4/1/2009 4522 2484 2038 5/1/2009 4830 2518 2312 6/1/2009 4929 2440 2489 7/1/2009 5237 2481 2756 8/1/2009 5479 2524 2955.447789 9/1/2009 5534.99398 2528 3006.601647 10/1/2009 5261 2479 2782 11/1/2009 5553 2479 3075 12/1/2009 5301 2337 2964 1/1/2010 5387 2282 3105 2/2/2010 5565 2150 3415 3/3/2010 5377 2027 3350 4/3/2010 5314 1892 3422 5/3/2010 5257 1796 3461 6/3/2010 5204 1705 3499 7/3/2010 5052 1588 3464 8/1/2010 4895 1464 3431 9/1/2010 4810 1442 3368 10/1/2010 4808 1443 3366 11/1/2010 4783 1410 3373 12/1/2010 4690 1328 3362 1/1/2011 4387 1291 3095 2/1/2011 4332 1256 3076 3/1/2011 4149 1193 2956 4/1/2011 4064 1148 2915 5/1/2011 3963 1116 2847 6/1/2011 3862 1068 2793 7/1/2011 3671 1001 2670 8/1/2011 3551 1005 2546 9/1/2011 3522 1017 2505 88.1 69.8 88.18 30 - 150 day delinquencies 150+ day delinquencies Date 30+ day delinquencies 30-150 day delinquencies 150+ day delinquencies Line 5 Line 6 Line 7 Line 8 Line 9 Line 10 Line 11 Line 12 Line 13 Line 14 Line 15 Line 16 Annotations 3/1/2008 2401 1508 893 4/1/2008 2599 1598 1000 5/1/2008 2687 1463 1224 6/1/2008 2822 1697 1125 7/1/2008 3140 1909 1231 8/1/2008 3168 1820 1348 9/1/2008 3287 1854 1432 10/1/2008 3351 1869 1482 11/1/2008 3589 2036 1553 12/1/2008 3760 2156 1605 1/1/2009 3836 2213 1623 2/1/2009 3789 2085 1704 3/1/2009 3730 1907 1823 4/1/2009 3804 1845 1959 5/1/2009 3913 1826 2087 6/1/2009 3974 1843 2131 7/1/2009 4122 1931 2191 8/1/2009 4316.040439 1994.445355 2321.595084 9/1/2009 4338.971514 2044.657801 2294.313713 10/1/2009 4219 1971 2248 11/1/2009 4373 1949 2423.406968 12/1/2009 4123 1859 2263.726108 1/1/2010 4400 1938 2461.810694 2/2/2010 4337 1778 2558.665732 3/2/2010 3892 1532 2360.642242 4/2/2010 3684 1369 2315.215768 5/2/2010 3469 1254 2215.352034 6/2/2010 3381 1210 2171.333133 7/2/2010 3265 1174 2091 8/1/2010 3149 1151 1998 9/1/2010 3092 1177 1914 10/1/2010 3110 1217 1893 11/1/2010 3137 1236 1901 12/1/2010 3105 1212 1893 1/1/2011 2865 1175 1689 2/1/2011 2771 1105 1666 3/1/2011 2653 985 1668 4/1/2011 2618 954 1664 5/1/2011 2583 939 1644 6/1/2011 2482 920 1561 7/1/2011 2455 929 1525 8/1/2011 2344 909 1435 8/1/2011 2264 871 1393 88.1 69.8 88.18 30 - 150 day delinquencies 150+ day delinquencies Date 30+ day delinquencies 30-89 day delinquencies 30-59 day delinquency Line 5 Line 6 Line 7 Line 8 Line 9 Line 10 Line 11 Line 12 Line 13 Line 14 Line 15 Line 16 Annotations 3/1/2008 5524 2744 4/1/2008 5482 2735 5/1/2008 5396 2638 6/1/2008 5383 2641 7/1/2008 5450 2726 8/1/2008 5604 2888 9/1/2008 5873 3099 10/1/2008 6170 3215 11/1/2008 6618 3478 12/1/2008 7061 3669 0.0127 1/1/2009 7493 3827 0.0137 2/1/2009 7821 3866 0.0137 3/1/2009 8028 3850 0.0144 4/1/2009 8136 3879 0.014 5/1/2009 7944 3617 0.0127 6/1/2009 7825 3515 0.0133 7/1/2009 7264 3097 0.0101 8/1/2009 7627 3616 0.0165 9/1/2009 7752 4185 0.015 10/1/2009 7967 3944 11/1/2009 7857 3745 12/1/2009 7929 3426 1/1/2010 7373 3246 2/1/2010 7015 3094 3/1/2010 6587 2965 4/1/2010 6288 2910 5/1/2010 5943 2694 6/1/2010 5703 2559 7/1/2010 5497 2497 8/1/2010 5240 2430 9/1/2010 5035 2405 10/1/2010 4913 2364 11/1/2010 4745 2261 12/1/2010 4541 2092 1/1/2011 4299 1951 2/1/2011 4068 1861 3/1/2011 3738 1743 4/1/2011 3371 1593 5/1/2011 3153 1475 6/1/2011 3070 1470 7/1/2011 3025 1491 8/1/2011 2978 1492 9/1/2011 3018 1531 88.1 69.8 88.18 30 - 150 day delinquencies 19 A P P E N D I X

Coverage ratios are strong

$ in millions



Loan Loss Reserve/Total Loans[1]
Loan Loss Reserve
Nonperforming Loans
Loan Loss Reserve/NPLs[1]
6.00%
5.00%
4.00%
3.00%
2.00%
1.00%
500%
400%
300%
200%
100%
0%
30,633
31,602
38,186
35,836
34,161
32,266
29,750
28,520
28,350
17,767
17,564
17,050
16,179
15,503
14,841
13,441
11,928
11,005
3Q09
4Q09
1Q10
2Q10
3Q10
4Q10
1Q11
2Q11
3Q11

Peer comparison

	3Q11	2Q11	
	JPM[1]	JPM[1]	Peer Avg.[2]
Consumer			
LLR/Total Loans	5.16%	5.24%	5.01%
LLR/NPLs	244%	233%	205%
Wholesale			
LLR/Total Loans	1.68%	1.68%	1.52%
LLR/NPLs	143%	122%	56%
Firmwide			
LLR/Total Loans	3.74%	3.83%	3.81%
LLR/NPLs	216%	201%	151%

[1] See note 2 on slide 22
[2] Peer average reflects equivalent metrics for key competitors. Peers are defined as C, BAC and WFC

- $28.4B of loan loss reserves in 3Q11, down ~$5.8B from $34.2B in 3Q10 reflecting improved portfolio credit quality; loan loss coverage ratio of 3.74%[1]
  - $7.5B (pretax) addition in allowance for loan losses related to the consolidation of credit card receivables in 1Q10

APPENDIX
20
JPMORGAN CHASE & CO.

IB League Tables League table results Source: Dealogic 1 Global IB fees exclude money market, short-term debt and shelf deals 2 Equity & Equity-related include rights offerings and Chinese A-Shares 3 Long-term Debt tables include investment grade, high yield, ABS, MBS, covered bonds, supranational, sovereign and agency issuance; exclude money market, short-term debt and U.S. municipal securities 4 Global announced M&A is based upon value at announcement, with full credit to each advisor/equal if joint; all other rankings are based upon proceeds. Because of joint assignments, M&A market share of all participants will add up to more than 100%. Rankings reflect the removal of any withdrawn transactions 5 US M&A represents any US involvement ranking For YTD Sept 30, 2011, JPM ranked: #1 in Global IB fees #1 in Global Debt, Equity & Equity-related #4 in Global Equity & Equity-related #1 in Global Long-term Debt #2 in Global M&A Announced #1 in Global Loan Syndications 21 A P P E N D I X

Notes on non-GAAP financial measures 1. In addition to analyzing the Firm's results on a reported basis, management reviews the Firm's results and the results of the lines of business on a "managed" basis, which is a non-GAAP financial measure. The Firm's definition of managed basis starts with the reported U.S. GAAP results and includes certain reclassifications to present total net revenue for the Firm (and each of the business segments) on a FTE basis. Accordingly, revenue from tax-exempt securities and investments that receive tax credits is presented in the managed results on a basis comparable to taxable securities and investments. This non-GAAP financial measure allows management to assess the comparability of revenue arising from both taxable and tax-exempt sources. The corresponding income tax impact related to tax-exempt items is recorded within income tax expense. These adjustments have no impact on net income as reported by the Firm as a whole or by the lines of business. 2. The ratio of the allowance for loan losses to end-of-period loans excludes the following: loans accounted for at fair value and loans held-for-sale; purchased credit-impaired ("PCI") loans; and the allowance for loan losses related to PCI loans. Additionally, Real Estate Portfolios net charge-offs exclude the impact of PCI loans. The allowance for loan losses related to the purchased credit- impaired portfolio totaled $4.9 billion, $4.9 billion and $2.8 billion at September 30, 2011, June 30, 2011, and September 30, 2010, respectively. 3. The Basel I Tier 1 common ratio is Tier 1 common divided by risk-weighted assets. Tier 1 common is defined as Tier 1 capital less elements of Tier 1 capital not in the form of common equity, such as perpetual preferred stock, noncontrolling interests in subsidiaries and trust preferred capital debt securities. Tier 1 common, a non-GAAP financial measure, is used by banking regulators, investors and analysts to assess and compare the quality and composition of the Firm's capital with the capital of other financial services companies. The Firm uses Tier 1 common along with other capital measures to assess and monitor its capital position. On December 16, 2010, the Basel Committee issued the final version of the Basel Capital Accord, commonly referred to as "Basel III." The Firm's estimate of its Tier 1 common ratio under Basel III is a non-GAAP financial measure and reflects the Firm's current understanding of the Basel III rules and the application of such rules to its businesses as currently conducted. The Firm's estimates of its Basel III Tier 1 common ratio will evolve over time as the Firm's businesses change, and as a result of further rule-making on Basel III implementation by U.S. federal banking agencies. Management considers this estimate as a key measure to assess the Firm's capital position in conjunction with its capital ratios under Basel I requirements, in order to enable management, investors and analysts to compare the Firm's capital under the Basel III capital standards with similar estimates provided by other financial services companies. 4. Tangible common equity ("TCE"), a non-GAAP financial measure, represents common stockholders' equity (i.e., total stockholders' equity less preferred stock) less goodwill and identifiable intangible assets (other than MSRs), net of related deferred tax liabilities. ROTCE, a non-GAAP financial ratio, measures the Firm's earnings as a percentage of TCE. In management's view, these measures are meaningful to the Firm, as well as analysts and investors in assessing the Firm's use of equity, and in facilitating comparisons with competitors. 5. In Card Services, supplemental information is provided for Chase, excluding Washington Mutual and Commercial Card portfolios, to provide more meaningful measures that enable comparability with prior periods. The net charge-off rate and 30+ delinquency rate presented include loans held-for-sale. Additional notes on financial measures 6. Treasury & Securities Services firmwide metrics include certain TSS product revenue and liability balances reported in other lines of business related to customers who are also customers of those other lines of business. In order to capture the firmwide impact of TSS products and revenue, management reviews firmwide metrics such as liability balances, revenue and overhead ratios in assessing financial performance for TSS. Firmwide metrics are necessary, in management's view, in order to understand the aggregate TSS business. 7. Pretax margin represents income before income tax expense divided by total net revenue, which is, in management's view, a comprehensive measure of pretax performance derived by measuring earnings after all costs are taken into consideration. It is, therefore, another basis that management uses to evaluate the performance of TSS and AM against the performance of their respective competitors. 8. Headcount-related expense includes salary and benefits (excluding performance-based incentives), and other noncompensation costs related to employees. Revised financial disclosure 9. Commencing July 1, 2011, the Firm's business segments were reorganized as follows: Auto and Student Lending transferred from the Retail Financial Services ("RFS") reportable/operating segment and is reported with Card Services & Auto ("Card") in a single reportable/operating segment Retail Financial Services continues as a reportable/operating segment, organized in two components: Consumer & Business Banking (formerly Retail Banking) and Mortgage Banking (including Mortgage Production and Servicing, and Real Estate Portfolios). All prior period disclosures have been revised to conform with the current period presentation. Notes on non-GAAP & other financial measures 22 A P P E N D I X

Forward-looking statements This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are based upon the current beliefs and expectations of JPMorgan Chase & Co.'s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. Factors that could cause JPMorgan Chase & Co.'s actual results to differ materially from those described in the forward-looking statements can be found in JPMorgan Chase & Co.'s Annual Report on Form 10-K for the year ended December 31, 2010, and Quarterly Reports on Form 10-Q for the quarters ended March 31, 2011, and June 30, 2011, which have been filed with the Securities and Exchange Commission and are available on JPMorgan Chase & Co.'s website (www.jpmorganchase.com) and on the Securities and Exchange Commission's website (www.sec.gov). JPMorgan Chase & Co. does not undertake to update the forward-looking statements to reflect the impact of circumstances or events that may arise after the respective dates of the referenced forward-looking statements. 23 A P P E N D I X